Exhibit 3.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES INTO WHICH THIS INSTRUMENT ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Principal Amount $[*]	Initial Issuance Date: [*]

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, GroEstate, Inc., a Wyoming corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of [_______], or registered assigns (the “Holder”), the sum of [_________] dollars ($[*]) (“Principal Amount”) together with any interest as set forth herein, on February 26, 2026 (the “Maturity Date”);, and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from Initial Issuance Date (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Convertible Promissory Note (the “Note”) may be prepaid in whole or in part as set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall be computed on the basis of a 365-day year. Interest shall commence accruing quarterly on the Issue Date and shall be payable on a quarterly basis with the first such payment commencing at the end of the six-month anniversary of the Issue Date.

This Note shall also contain a 30% bridge fee (the “Bridge Fee”). This fee shall be paid when this Note is repaid and/or converted as a fixed fee equal to 30% of the Principal Amount.

All payments due hereunder (to the extent not converted into Borrower stock in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Exchange Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Exchange Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the Holder thereof.

This Note is unsecured but senior to any outstanding debts of the Borrower and will rank pari passu with any other future note or debentures having similar terms to this Note.

The following terms shall apply to this Note:

1.CONVERSION RIGHTS

1.1 Conversion. At any time prior to the Maturity Date, the Holder shall have the right to convert all or any part of the outstanding and unpaid balance of this Note into fully paid and non-assessable shares of the Company’s Series B Preferred Stock, when designated (“Series B Preferred” or “Preferred”) at a conversion price equal to the price of the Preferred being offered in the Borrower’s upcoming Regulation A offering (the “Conversion Price”). If no Series B Preferred has been designated or authorized by the Company, then the Note may only be repaid in cash.

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1.2 Method of Conversion

(a) Mechanics of Conversion. As set forth in Section 1.1 hereof, this Note, accrued interest and Bridge Fees may be converted by the Borrower by submitting a notice of conversion (“Notice of Conversion”), in the form attached hereto as Exhibit A (by facsimile, e-mail or other reasonable means of communication dispatched on the Maturity Date prior to 6:00 p.m., New York, New York time).

(b) Surrender of Note Upon a Discretionary or Conversion. Upon conversion of the entire outstanding principal, interest and applicable fee, balance of this this Note in accordance with the terms hereof, the Holder shall be required to physically surrender this Note to the Borrower. The Holder and the Borrower shall maintain records showing the amounts so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c) Delivery of Preferred Stock Upon Conversion. Upon delivery by the Borrower of a Notice of Conversion as provided for in this Section 1.2, the Borrower shall issue and deliver or cause to be issued and delivered to the Holder the Series B Preferred electronically held for the holder at the Borrower’s transfer agent. The Series B Preferred will be issued within five (5) business days after receipt of the Notice of Conversion (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note). Subject to Section 1.1, upon receipt of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Series B Preferred issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest and Bridge Fees on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Series B Preferred or cash, as herein provided, on such conversion.

1.3 Concerning the Series B Preferred Stock. The Preferred issuable upon conversion of this Note may not be sold or transferred unless: (i) sold or transferred as part of a privately negotiated transaction, (ii) as applicable under appropriate laws and jurisdictions, or (iii) such Preferred are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the Preferred Stock only in accordance with this Section 1.3 and who is an Accredited Investor (as defined in the Exchange Agreement).

1.4 Conversion or Repayment Upon the Maturity Date. On the Maturity Date, if not earlier converted by the Holder, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of: (a) the then outstanding principal amount of this Note plus (b) accrued and unpaid interest on the unpaid principal amount of this Note as of the date of payment plus (c) accrued and unpaid Bridge Fees as of the date of payments plus (d) Default Interest, if any, on the amounts referred to in clauses (a) and (b).

1.5 Prepayment. The Borrower shall have the right, exercisable on not more than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal, accrued interest and accrued Bridge Fees), in full, in accordance with this Section 1.5. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder(s), or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which direction shall to be sent to Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of: (a) the then outstanding principal amount of this Note plus (b) accrued and unpaid interest on the unpaid principal amount of this Note as of the date of payment plus (c) accrued and unpaid Bridge Fees as of the date of payment plus (d) Default Interest, if any, on the amounts referred to in clauses (a) and (b) (the “Optional Prepayment Amount”). Upon receipt of such Optional Prepayment Notice, Holder may instead elect to convert the Note pursuant to Section 1.1 above. In the event that the Borrower decides to prepay the Note(s) it shall offer prepayment to each Holder based on the date of the investment based on a first in – first out methodology.

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2.EVENTS OF DEFAULT

Each of the following will constitute an event of default (each, an “Event of Default”):

2.1Failure to Pay the Outstanding Balance. The Borrower fails to pay the principal, interest and any applicable costs and fees when due on this Note, whether on the Maturity Date or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

2.2Conversion and the Preferred Stock. The Borrower fails to issue the Series B Preferred to the Holder pursuant to Section 1 of this Note or announces or threatens in writing that it will not honor its obligation to do so upon exercise by the Holder or the Borrower of their conversion rights in accordance with the terms of this Note.

2.3Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Exchange Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

2.4Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Exchange Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Exchange Agreement.

2.5Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

2.6Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

2.6Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

Upon the occurrence and during the continuation of any Event of Default and upon delivery of a written notice of default (a “Notice of Default”) to the Borrower, and after providing a ten (10) business day opportunity to cure said Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) the Bridge Fee. All such amounts shall immediately become due and payable, together with all costs, including, without limitation, legal fees and expenses, of collection.

3.MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

GroEstate, Inc.

30 North Gould St. Suite R

Sheridan, WY 82801

Attn: Dominic Colvin

Email:

If to the Holder:

3.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Exchange Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission).

3.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

3.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Wyoming without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Wyoming or in the federal courts located in Wyoming. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

*SIGNATURE PAGE TO FOLLOW*

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IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its duly authorized officer.

GroEstate Inc.

By: ______________________________

Date:

Accepted and Agreed:

HOLDER

By: ______________________________

Name:

Date:

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EXHIBIT A -- NOTICE OF CONVERSION

(To be sent in at time of conversion only)

The undersigned hereby elects to convert $_________________ principal amount of the Convertible Promissory Note (defined below by acceptance date) into that number of Series B Preferred to be issued pursuant to the conversion of the Note as set forth below, of GroEstate, Inc., a Wyoming corporation (the “Borrower”) according to the conditions of the convertible note with an acceptance date of __________________, (the “Note”). No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The Borrower shall issue a deposit appropriate the number of Series B Preferred shares as set forth below with the transfer agent or at a custodian at the choice of the Holder in the name(s) specified immediately below (the “Holder”) or, if additional space is necessary, on an attachment hereto:

HOLDER _______________________________	Phone __________________________________
Address ________________________________	Email __________________________________
_______________________________________	SSN/TIN _______________________________

Signature ____________________________

Date ________________________________

Office Use Only:

Notice of Conversion Received: ______________

Principal amount of Note: ___________________

Interest on Note ___________________________

Total Amount ____________________________

Applicable Conversion Price: ________________

Number of Preferred to be issued

pursuant to conversion of the Note: ___________

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